                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                           May 11, 2005 (May 5, 2005)




                                TRIBEWORKS, INC.
             (Exact name of registrant as specified in its charter)




      Delaware                 001-28675                    94-337095
      --------                 ---------                    ---------
  (State or Other              (Commission                (IRS Employer
  Jurisdiction of              File Number)             Identification No.)
  Incorporation)

                                243 Front Street
                         San Francisco, California 94111
                         -------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (415) 674-5555
                                 --------------
              (Registrant's telephone number, including area code)


                           --------------------------
       (Registrant's Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a)      Not applicable.

(b) On May 5, 2005, Robert Davidorf resigned his position as Chief Financial Officer of Tribeworks, Inc. (the "Company"). There were no disagreements with the Company on any matter related to the Company's operations, policies or practices. Mr. Davidorf continues as a director of the Company. A copy of the resignation letter from Mr. Davidorf is attached as Exhibit 99.1 hereto.

(c) On May 5, 2005, Dr. David C. Hayes, PhD., was appointed as the Company's Chief Financial Officer to replace Mr. Davidorf. Prior to joining the Company, Dr. Hayes was Chief Financial Officer of Digifonica International Limited, a privately-held software development company located in Vancouver BC, CANADA from September 2004 through March 2005. Prior to his tenure at Digifonica, Dr. Hayes was self-employed as a financial consultant from March 2000.

(d) Dr. Hayes was also appointed as a director of the Company on April 27, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TRIBEWORKS, INC.


Date:  5/11/05                          By: /s/ J. Glenn Pogue
       -------                              ------------------------------------
                                            J. GLENN POGUE,
                                            Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------
99.1                 Resignation letter of Robert Davidorf as the Company's Chief Financial Officer
                     dated May 5, 2005.